Exhibit 99.1

Nordicus Partners Corporation Acquires Bio-Convert ApS

Beverly Hills, California. November 11, 2024…Nordicus Partners Corporation (OTCQB: NORD) (“Nordicus” or the “Company”), a financial consulting company specializing in providing Nordic and U.S. life sciences companies with optimal conditions to establish themselves on the U.S. market, today announced that it entered into an agreement with Bio-Convert ApS (“Bio-Convert”) to acquire 100% of its shares outstanding in Bio-Convert for 12 million of the Company’s restricted common shares in an all-stock transaction to the selling shareholders.

Bio-Convert is a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of oral leukoplakia, which is a potentially malignant disorder affecting the oral mucosa. Oral leukoplakia is a white patch or plaque that can develop in the oral cavity and cause oral cancer. Bio-Convert is developing a new pharmaceutical drug product for the treatment of oral leukoplakia and the prevention of oral cancer formation.

About Bio-Convert ApS

Bio-Convert ApS, a Denmark-based clinical-stage biopharmaceutical company, is aiming to revolutionize the treatment of oral leukoplakia, by minimizing or removing oral leukoplakia lesions, that further reduces the risk of patients developing oral cancer from it.

Bio-Convert has initiated new activities in the field of oral cancer, which involves developing a new drug formulation for the treatment of oral leukoplakia. This is achieved through a proprietary mucoadhesive oral formulation that delivers the drug without any systemic absorption. The aim of the treatment is therefore to eliminate the lesions or to reduce the malignant conversion rate of oral leukoplakia to oral cancer. The effect on oral cancer may improve the surgical removal procedure should this be needed for the oral cancer patients.

Bio-Convert’s current plan is to conduct a pilot efficacy study in patients with oral leukoplakia. For more information about Bio-Convert, please visit: www.bio-convert.com

About Nordicus Partners Corporation

Nordicus Partners Corporation specializes in providing Nordic and U.S. life sciences companies with the best possible conditions to establish themselves on the U.S. market, taking advantage of management’s combined +90 years of experience in the corporate sector, serving in different capacities both domestically and globally. Nordicus’ core competencies lie in assisting Danish as well as other Nordic and U.S. companies in different areas of corporate finance activities, such as: business- and market development, growth strategies, attracting the right people, partners and capital for businesses and company acquisitions and sales. In May 2024 Nordicus bought 95% of the Danish company, Orocidin A/S, a clinical-stage biopharmaceutical company which is advancing the next generation of periodontitis therapies. For more information about Nordicus, please visit: www.nordicuspartners.com

Forward-Looking Statements

The Company believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including but not limited to statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the company’s business model and strategic plans for its business and our products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact

Mr. Henrik Rouf

Chief Executive Officer

Phone +1 310 666.0750

Email hr@nordicuspartners.com